                                                                   Exhibit 10.22












                       ----------------------------------

                                 MEDSCAPE, INC.
                            SERIES D PREFERRED STOCK
                               PURCHASE AGREEMENT

                       ----------------------------------


                                 March 5, 1999

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1.    Purchase and Sale of Stock .........................................    1
      1.1    Sale and Issuance of Series D Preferred Stock ...............    1
      1.2    Closing .....................................................    1

2.    Representations and Warranties of the Company ......................    1
      2.1    Organization, Good Standing and Qualification ...............    1
      2.2    Capitalization and Voting Rights ............................    2
      2.3    Subsidiaries ................................................    3
      2.4    Authorization ...............................................    3
      2.5    Valid Issuance of Preferred and Common Stock ................    4
      2.6    Consents and Approvals ......................................    4
      2.7    Compliance with Law .........................................    5
      2.8    Litigation ..................................................    5
      2.9    Proprietary Rights ..........................................    6
      2.10   Compliance with Other Instruments ...........................    6
      2.11   Affiliates ..................................................    7
      2.12   Contracts ...................................................    7
      2.13   Permits .....................................................    9
      2.14   Disclosure ..................................................    9
      2.15   Registration Rights .........................................   10
      2.16   Corporate Documents .........................................   10
      2.17   Title to and Sufficiency of Property and Assets .............   10
      2.18   Financial Statements ........................................   11
      2.19   Absence of Certain Changes ..................................   11
      2.20   Employee Benefit Plans ......................................   12
      2.21   Tax Returns, Payments and Elections .........................   12
      2.22   Environmental Compliance ....................................   13
      2.23   Absence of Certain Commercial Practices .....................   14
      2.24   Insurance ...................................................   15
      2.25   Minute Books ................................................   15
      2.26   Real Property ...............................................   15
      2.27   Employees ...................................................   15
      2.28   Section 83(b) Elections .....................................   16
      2.29   Offering ....................................................   16
      2.30   Labor Agreements and Actions ................................   16
      2.31   Directors and Officers ......................................   17




                                      (i)

3.   Representations and Warranties of the Investors....................... 17
     3.1  Authorization.................................................... 17
     3.2  Purchase Entirely for Own Account................................ 17
     3.3  Disclosure of Information........................................ 17
     3.4  Investment Experience............................................ 18
     3.5  Accredited Investor.............................................. 18
     3.6  Restricted Securities............................................ 18
     3.7  Further Limitations on Disposition............................... 18
     3.8  Legends.......................................................... 19

4.   [Intentionally Deleted]............................................... 19

5.   Conditions of Investor's Obligations at Closing....................... 19
     5.1  Representations and Warranties................................... 19
     5.2  Performance...................................................... 20
     5.3  Qualifications and Consents...................................... 20
     5.4  Proceedings and Documents........................................ 20
     5.5  Compliance Certificate........................................... 20
     5.6  Stockholders Agreement........................................... 20
     5.7  Board Representation............................................. 20
     5.8  Non-Compete and Non-Disclosure Agreements........................ 20
     5.9  Opinion of Company Counsel....................................... 21

6.   Conditions of the Company's Obligations at Closing.................... 21
     6.1  Representations and Warranties................................... 21
     6.2  Performance...................................................... 21
     6.3  Stockholders Agreement........................................... 21
     6.4  Qualifications................................................... 21

7.   Covenants of the Company.............................................. 21
     7.1  Use of Proceeds.................................................. 21
     7.2  Key Man Insurance................................................ 21

8.   Miscellaneous......................................................... 22
     8.1  Survival of Warranties........................................... 22
     8.2  Benefit of Agreement; Successors and Assigns..................... 22
     8.3  Governing Law.................................................... 22
     8.4  Counterparts..................................................... 22
     8.5  Titles and Subtitles............................................. 22
     8.6  Notices.......................................................... 22
     8.7  Finder's Fee..................................................... 22
     8.8  Expenses......................................................... 23

                                      (ii)

       8.9  Amendments and Waivers......................................... 23
       8.10 Severability................................................... 23
       8.11 Integration.................................................... 23
       8.12 Costs of Enforcement........................................... 24

Exhibit A   Form of Amended and Restated Certificate of Incorporation
Exhibit B   Form of Stockholders Agreement
Exhibit C   Form of Opinion of Company Counsel

Schedule A  Schedule of Investors
Schedule B  Disclosure Schedule



                                     (iii)

                            SERIES D PREFERRED STOCK
                               PURCHASE AGREEMENT



                  THIS SERVICE D PREFERRED STOCK PURCHASE AGREEMENT is made as of the 5th day of March, 1999, by and among Medscape, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       Purchase and Sale of Stock.

                  1.1      Sale and Issuance of Series D Preferred Stock.

                           (a) The Company shall adopt and file with the
Secretary of State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") in the form attached hereto as Exhibit A.

                           (b) Subject to the terms and conditions of this
Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series D Preferred Stock (the "Series D Preferred Stock") set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon.

                  1.2 Closing. The purchase and sale of the Series D Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, One Embarcadero Place, 2200 Geng Road, Palo Alto, CA on March 5, 1999, or at such other time and place as the Company and Investors acquiring in the aggregate more than half of the shares of the Series D Preferred Stock mutually agree upon (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor purchasing shares of Series D Preferred Stock at such Closing a certificate representing the Series D Preferred Stock which such Investor is so purchasing against delivery to the Company by such Investor of a check or wire transfer in the amount of the purchase price therefor payable to the Company's order.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Disclosure Schedule (Schedule B hereto) furnished to each Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1 Organization, Good Standing and Qualification. Each of the Company and each Subsidiary (as such term is defined below) is a corporation duly organized, validly

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existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to carry on its business as now conducted and as proposed to be conducted and to own its properties and assets. Each of the Company and each Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in every jurisdiction in which its ownership of property or the conduct of its business requires such qualification or licensing except where the failure to be so qualified or licensed would not have a material adverse effect on its business, properties, assets, operations or financial condition or, in the case of the Company, on its ability to execute and deliver this Agreement and the Stockholders Agreement (as defined below) and to consummate the transactions contemplated hereby and thereby.

                  2.2 Capitalization and Voting Rights. The entire authorized capital stock of the Company consists of:

                           (a) Preferred Stock. 4,956,643 shares of Preferred
Stock (the "Preferred Stock"), of which 788,200 shares have been designated Series A Preferred Stock, 1,478,359 shares have been designated Series C Preferred Stock, 932,401 shares have been designated Series C-1 Preferred Stock and 1,757,683 shares have been designated Series D Preferred Stock. Of the authorized Preferred Stock, 788,200 shares of Series A Preferred, 1,478,359 shares of Series C Preferred Stock and 932,401 shares of Series C-1 Preferred Stock are issued and outstanding and are held beneficially and of record by the persons and in the amounts specified in Schedule 2.2 of the Disclosure Schedule. The rights, privileges and preferences of the Series A Preferred Stock, the Series C Preferred Stock, Series C-1 Preferred Stock and the Series D Preferred Stock are as stated in the Company's Restated Certificate of Incorporation attached hereto as Exhibit A. Each share of the Series A Preferred Stock is convertible into one share of Class A Common Stock, each share of the Series C Preferred Stock is convertible into 1.072261 shares of Class A Common Stock and each share of Series C-1 Preferred Stock is convertible into one share of Class A Common Stock.

                           (b) Common Stock. 17,000,000 shares of common stock
("Common Stock"), of which 11,000,000 shares have been designated Class A Common Stock and 6,000,000 shares have been designated Class B (Non-Voting) Common Stock. Of the authorized Common Stock, 431,600 shares of Class A Common Stock and 2,316,927 shares of Class B Common Stock are issued and outstanding and are held beneficially and of record by the persons and in the amounts specified in
Schedule 2.2 of the Disclosure Schedule.

                           (c) Except for (I) the conversion privileges of the
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, (ii) any rights provided for in this Agreement, the Amended and Restated Stockholders Agreement dated as of the date hereof in the form attached as Exhibit B hereto (the "Stockholders Agreement") and the Restated Certificate of Incorporation, and
(iii) 2,485,221 shares of Common Stock reserved under the Company's stock plans, of which 2,038,586 shares are subject to outstanding options, there are no outstanding options, warrants, rights (including conversion or preemptive rights), debentures or other securities convertible into or exchangeable

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or exercisable for shares of capital stock of the Company, and there are no outstanding contracts, commitments or arrangements by which the Company is or may become bound to issue, repurchase, retire or otherwise acquire (contingent or otherwise) any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, except for the Restated Certificate of Incorporation and the Stockholders Agreement, there is no agreement or understanding, between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                  2.3 Subsidiaries. Schedule 2.3 of the Disclosure Schedule contains the name, jurisdiction of organization, authorized shares or equity capital and number and percentage of outstanding shares or equity interests of each corporation, limited liability company, partnership, or other entity, of which securities or other interests having the power to elect a majority of that entity's board of directors or similar governing body, or otherwise have the power to direct the business and policies of that entity, are owned, directly or indirectly, by the Company (each a "Subsidiary" and collectively the "Subsidiaries"). All of the outstanding shares of the capital stock of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned, beneficially and of record, by the Company, free and clear of any liens, security interests or other encumbrances. There are no agreements, contracts or obligations, options, rights or other commitments of any character relating to the issuance of any securities by any Subsidiary of the Company. None of the securities issued, offered or sold by any Subsidiary of the Company was issued, offered or sold in violation of any applicable federal or state securities laws or the rules and regulations promulgated thereunder. The Company does not own, directly or indirectly, any capital stock or equity securities of any other corporation or have any direct or indirect equity or ownership interest in any business corporation, partnership, joint venture or entity other than the Subsidiaries listed in Schedule 2.3 of the Disclosure Schedule.

                  2.4 Authorization. All action (corporate and other) on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery by the Company of this Agreement and the Stockholders Agreement, the performance of all obligations of the Company hereunder and thereunder, the approval, execution and filing with the Secretary of State of Delaware of the Restated Certificate of Incorporation and the authorization, issuance (or reservation for issuance), sale and delivery of the Series D Preferred Stock and the Common Stock issuable upon conversion of the Series D Preferred Stock has been taken or will be taken prior to the Closing. This Agreement and the Stockholders Agreement have been executed and delivered by the Company and each constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights of creditors, and except to the extent that the availability of any equitable remedy is subject to the discretion of a court or limited by law.

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                  2.5      Valid Issuance of Preferred and Common Stock.

                           (a) The Series D Preferred Stock which is being
purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and none will be issued in violation of any preemptive or similar rights and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable securities laws as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series D Preferred Stock hereunder, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The Class A Common Stock issuable upon conversion of the Series D Preferred Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate of Incorporation, shall be duly and validly issued, fully paid and nonassessable, and, based in part upon the representations of the Investors in this Agreement, shall be issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series D Preferred Stock (or the Class A Common Stock issuable upon conversion thereof) and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Stockholders Agreement and under applicable state and federal securities laws. The Company has reserved sufficient authorized but unissued Class A Common Stock for issuance upon conversion of the Series D Preferred Stock.

                           (b) The outstanding shares of Series A Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Class A Common Stock and Class B (Non-Voting) Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and none were issued in violation of the preemptive or similar rights (whether statutory or contractual) of any person. None of such shares were issued, offered or sold by the Company in violation of any applicable federal or state securities laws or the rules and regulations thereunder.

                  2.6 Consents and Approvals. The execution, delivery and performance of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby by the Company do not require the consent, approval, license or authorization of, notice to, or declaration, filing or registration with, any third party or governmental authority and will not result in any breach or default which could result in the termination of, the material impairment or forfeiture of any of the Company's rights under or any payments being made by the Company with respect to any of the Permits (as defined in Section 2.13) or any Contracts (as defined in Section
2.12 hereof).

                  2.7 Compliance with Law. The Company and each of its Subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal, state and local laws, statutes, licensing requirements, rules and regulations, and, to the knowledge of the Company, judicial or administrative decisions applicable to the conduct of their businesses. Neither the Company nor any Subsidiary has received any citations,

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complaints, consent orders, compliance schedules or other similar enforcement orders or received any other notice from any governmental authority or person regarding any material violation of, or failure to comply in any material respect with, any legal requirements relating to the operations or any assets or properties of the Company and the Subsidiaries, or regarding the obligation on the part of the Company or any of the Subsidiaries to undertake or bear the cost of any remedial action.

                  2.8      Litigation.

                           (a) There are no actions at law, suits in equity or
claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or their respective businesses or properties, or, to the knowledge of the Company, their respective officers, directors and employees and, to the knowledge of the Company, there is no reasonable basis for any action, suit or claim which would reasonably be expected to result in a material adverse change in the business, assets, properties, operations or financial condition of the Company and its Subsidiaries;

                           (b) there are no governmental proceedings or
investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries;

                           (c) there is no action, suit or proceeding pending
or, to the knowledge of the Company, threatened which questions the legality or propriety of the transactions contemplated by this Agreement;

                           (d) neither the Company nor any Subsidiary is a party
to or bound by, and the properties and assets of such companies are not subject to, any judgments, writs, decrees, injunctions or orders of any governmental authority;

                           (e) to the knowledge of the Company, neither the
Company nor any Subsidiary is engaged in any claims with any of its present or former officers, directors, employees, partners, joint venturers or shareholders, as the case may be, or any representative thereof; and

                           (f) there is no action, suit or claim by the Company
or any of its Subsidiaries currently pending or that the Company or its Subsidiaries intend to initiate.

                  2.9 Proprietary Rights. The Company and its Subsidiaries owns or possess sufficient legal rights (or can obtain such legal rights without a material adverse effect to the Company and its Subsidiaries) of all trademarks, service marks, trade names, copyrights, trade secrets, and proprietary rights necessary for their respective businesses as now conducted and as proposed to be conducted, and to the best of the Company's knowledge, without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents,

                                       5
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trademarks, service marks, trade names, copyrights, trade secrets, information, licenses, and proprietary rights of any other person or entity. Neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets, information or other proprietary rights of any other person or entity. Neither the Company nor any Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or is subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company and its Subsidiaries in accordance with applicable law or that would conflict with the businesses of the Company and its Subsidiaries as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Stockholders Agreement, nor the carrying on of the businesses of the Company and its Subsidiaries, nor the conduct of the businesses of the Company and its Subsidiaries as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument known to the Company under which any of the employees of the Company or any Subsidiary is now obligated, the occurrence of which would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries.

                  2.10 Compliance with Other Instruments. Neither the Company nor any Subsidiary is in violation or default of any provisions of its respective charter documents or of any judgment, order, writ or decree to which it is a party or by which it is bound. Neither the Company nor any Subsidiary is in violation of any provisions of any contract, agreement or instrument, the violation of which could result in a material adverse change in the business, assets, properties, operations or financial condition of the Company and its Subsidiaries. The execution, delivery and performance of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby by the Company will not (I) result in any such violation or default or (ii) violate, be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such provision, agreement, judgment, order, writ or decree to which the Company or a Subsidiary is bound or (iii) result in the creation of any lien, charge or encumbrance upon any assets of the Company or any Subsidiary, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the business or operations or any of the assets or properties of the Company or any Subsidiary.

                  2.11 Affiliates. Set forth on Schedule 2.11 of the Disclosure Schedule hereto is a list of (I) all of the obligations of the Company and its Subsidiaries to all officers, directors, shareholders, affiliates and employees thereof, including any member of their immediate families (other than normal accrued wages, travel expense vouchers, bonuses, options and other employee benefits) and (ii) all of the obligations of such officers, directors, shareholders, affiliates and employees, including any member of their immediate families (other than expense advances, for purposes such as travel, meals, lodging and other similar expenses, made in the ordinary course of business) to the Company or any Subsidiary. Except as set forth in Schedule 2.11 of the Disclosure Schedule, to the knowledge of the Company, no officer, director or shareholder of the

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
Company or any Subsidiary (a) owns, directly or indirectly, any interest in (except stockholdings of 5% or less for investment purposes in securities of publicly held and traded companies), or is an employee of, any corporation, firm or other business entity that is a competitor, lessor, lessee, customer, franchisee or supplier of, or otherwise is affiliated or competes with, the Company or any Subsidiary, or (b) owns, directly or indirectly, in whole or in part, any real estate, any tangible or intangible property or confidential information that is material to the conduct of the business of the Company or any Subsidiary. No member of the immediate family of any officer or director of the Company or its Subsidiaries is directly or indirectly interested in any material contract with the Company or with any of its Subsidiaries. All salaries and other compensation paid to employees for work performed on the Company's or any Subsidiary's behalf is paid for by the Company or such Subsidiary.

                  2.12     Contracts.

                           (a) Neither the Company nor any Subsidiary is a party
to or bound by:

                                    (i)     any note, bond, debenture or other
         evidence of indebtedness, or any contract, agreement, instrument, proposed transaction, judgement, order, writ, decree, commitment or understanding under which it has borrowed any money or issued any note, bond, debenture or other evidence of indebtedness, or any mortgage, pledge, security agreement, deed of trust, financing statement or other document granting any lien, encumbrance or security interest (including liens, encumbrances or security interests upon properties acquired under conditional sales, capital leases and other title retention or security devices), or any guaranty or endorsement (other than endorsements for collection in the ordinary course of business) of, or other contingent obligations in respect of, indebtedness for borrowed money or other liabilities or obligations of others;

                                    (ii) any contract, agreement, instrument,
         proposed transaction, judgement, order, writ, decree, commitment, arrangement or understanding relating to any joint venture, partnership or sharing of profits or losses with any person or permitting any person to utilize any technology, knowhow or proprietary information of the Company or any Subsidiary;

                                    (iii) any contract, agreement, instrument,
         proposed transaction, judgement, order, writ, decree, commitment, arrangement or understanding for the future purchase by the Company of any materials, equipment, services, or supplies, which (w) involves the payment of more than $50,000, (x) continues for a period of more than one year, (y) by its terms requires the Company to purchase the entire output of a supplier, or (z) provides that any supplier will be the exclusive supplier of the Company or any Subsidiary;

                                    (iv) any contract, agreement, instrument,
         proposed transaction, judgement, order, writ, decree, commitment, arrangement or understanding for the sale or other disposition by the Company or any Subsidiary of its assets or properties other than in the ordinary course of business, or for the merger or consolidation of the Company or any Subsidiary with any other person or entity; or

                                    (v)     any contract, agreement, instrument,
         proposed transaction, judgement, order, writ, decree, commitment, arrangement or understanding containing covenants purporting to limit the freedom of the Company or any Subsidiary to compete in any line of business or in any geographic area or to require the Company or any Subsidiary to maintain any information as confidential.

                           (b) Copies of all contracts, agreements or
instruments identified in Schedule 2.12 of the Disclosure Schedule have been made available to counsel for the Investors. Each of such contracts, agreements and instruments (herein collectively called "Contracts") constitutes a valid and binding obligation of the Company or a Subsidiary and is in full force and effect and the consummation of the transactions contemplated by this Agreement will not (I) result in any breach, default, impairment or forfeiture of any rights thereunder or (ii) require the approval, consent, or act of, or the making of any declaration, filing or registration with, any other party or any governmental authority. The Company and/or its Subsidiary has fulfilled and performed in all material respects its obligations under each of the Contracts required to be performed prior to the date hereof, and neither the Company nor any Subsidiary is in or, to the knowledge of the Company, alleged to be in, breach or default under, nor is there, to the knowledge of the Company, alleged to be any basis for termination of, any of the Contracts and, to the knowledge of the Company, no other party to any of the Contracts has materially breached or defaulted thereunder, and, to the knowledge of the Company, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or any Subsidiary or by any such other party. Except as set forth in Schedule 2.12 of the Disclosure Schedule, neither the Company nor any Subsidiary is currently renegotiating any of the Contracts or paying liquidated damages in lieu of performance thereunder.

                           (c) Neither the Company nor any Subsidiary has
engaged in the past six (6) months in any discussion (I) with any representative of any corporation or corporations which is reasonably likely to lead to the consolidation or merger of the Company or any Subsidiary with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual which is reasonably likely to lead to the sale, conveyance or disposition of all or substantially all of the assets of the Company or any Subsidiary or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any Subsidiary is disposed of, or (iii) with any representative of any corporation or corporations which is reasonably likely to lead to any other form of acquisition, liquidation, dissolution or winding up of the Company or any Subsidiary.

                  2.13 Permits. The Company and each Subsidiary have all permits, franchises, authorities, licenses and certifications of approval or authorizations which by law the Company

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
or such Subsidiary shall have obtained in order lawfully to conduct its business (collectively the "Permits"), except where the failure to obtain such Permit would not reasonably be expected to result in any material adverse change to the Company and its Subsidiaries or any material payments being made by the Company. No notice of cancellation or default or any material dispute concerning any such Permit has been received by, or is known to, the Company. Each of the Permits is valid, subsisting and in full force and effect and the consummation of the transactions contemplated by this Agreement will not (I) result in any breach, default, impairment or forfeiture of any rights thereunder or (ii) require the consent, approval, or act of, or the making of any filing with, any third party or any governmental authority.

                  2.14     Disclosure.

                           (a) The Company has fully provided each Investor with
all the information which such Investor has requested for deciding whether to purchase the Series D Preferred Stock and has answered all questions posed by such Investors. Neither this Agreement, the Company's Private Placement Memorandum dated February 1999 (except as set forth in Section 2.14(b) and as qualified by Section 2.14(c)) or the Financial Statements (as defined below) nor any certificates delivered to the Investors or their counsel at the Closing, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in light of the circumstances under which they were made.

                           (b) Notwithstanding the foregoing, with respect to
the financial projections of the Company's performance and the information relating to the size of the industry in which the Company competes that are contained in the Private Placement Memorandum, the Company represents only that it has prepared such projections and information in good faith based upon reasonable assumptions.

                           (c) Schedule 2.14 of the Disclosure Schedule sets
forth the registered members, new member sign-ups, unique users, visits (sessions) and page views relating to the Company's Web site as of the periods indicated thereon and hereby replaces in its entirety any web traffic or like information provided in the Private Placement Memorandum. The information set forth on Schedule 2.14 is true and correct (subject to a 10% deviation with respect to each of the numbers set forth thereon).

                  2.15 Registration Rights. Except as provided in the Stockholders Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.16 Corporate Documents. The Restated Certificate of Incorporation and Bylaws of the Company are in the form provided to counsel for the Investors prior to the date hereof.

                  2.17 Title to and Sufficiency of Property and Assets. The properties and assets of the Company and its Subsidiaries (including, without limitation, the assets and properties reflected on the Company's balance sheet as of December 31, 1998) are in good operating condition and repair (subject to normal wear and tear consistent with the age of the properties or assets) and are sufficient for all operations of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries own or lease their respective properties and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, each of the Company and its Subsidiaries is in material compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances which would materially impair the Company's use of such leasehold.

                  2.18 Financial Statements. The Company has delivered to each Investor audited financial statements (balance sheet, statement of operations, changes in stockholders' equity and statement of cash flows) for the Company and its Subsidiaries on a consolidated basis at and for the year ended December 31, 1997 (the "Audited Financial Statements")and unaudited financial statements for the Company and its Subsidiaries on a consolidated basis (balance sheet, statement of operations, changes in stockholders' equity and statement of cash flows) at December 31, 1998 and for the twelve-month period then ended (the "Interim Financial Statements" and, collectively with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Interim Financial Statements do not contain all footnotes required by generally accepted accounting principles and are subject to normal year-end adjustments which the Company does not presently believe will be material in amount or character. The Financial Statements present fairly the financial condition and operating results of the Company and its Subsidiaries on a consolidated basis as of the dates and for the periods indicated therein in all material respects. Except as set forth in the Financial Statements, the Company and its subsidiaries has no liabilities, contingent or otherwise, other than (I) liabilities incurred in the ordinary course of business subsequent to December 31, 1998, and (ii) obligations incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a system of accounting established and administered in accordance with generally accepted accounting principles.

                  2.19 Absence of Certain Changes. Except as disclosed on the face of the Interim Financial Statements, since December 31, 1998, neither the Company nor any Subsidiary has:

                           (a) incurred any increase in indebtedness for
borrowed money over the level thereof reflected in the Financial Statements or granted any security interest in any of its assets or other property to secure any obligation for borrowed money;

                           (b) issued or sold any capital stock;

                           (c) received any notices of a default or breach of
any Contract;

                           (d) waived, compromised or permitted to lapse any
claims or rights of material value, or sold, transferred or otherwise disposed of any assets or other properties, except in the ordinary course of business;

                           (e) adopted or amended in any respect any employee
benefit plan or bonus, profit sharing, deferred compensation, incentive, stock option or stock purchase, paid time off for sickness or other plan, program or arrangement for the benefit of employees, consultants or directors, or granted any general increase in the compensation of employees (including any such increase pursuant to any bonus, profit sharing or other compensation or incentive plan, program or commitment) or any increase in the compensation payable or to become payable to any officer or director;

                           (f) made any capital commitments in excess of $50,000
in the aggregate;

                           (g) declared, paid or set aside for payment any
dividend or other distribution in respect of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired or agreed to acquire any shares of its capital stock;

                           (h) paid, loaned or advanced any amount to, or sold,
transferred or leased any properties or assets to, or entered into any other agreement or arrangement with, any of its officers, directors or other affiliates, except for (I) normal business advances to employees consistent with past practice and (ii) payment of compensation to officers;

                           (i) suffered any damage, destruction, loss or claim
to or against any property or asset with an aggregate value in excess of $50,000, whether or not covered by insurance;

                           (j) initiated or maintained any proceedings with
respect to its sale, merger, consolidation, liquidation or reorganization other than pursuant to the terms of this Agreement; or

                           (k) agreed, whether in writing or otherwise, to take
any action described in this Section 2.19.

                  2.20 Employee Benefit Plans. Neither the Company nor any Subsidiary has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974. The Company has made all necessary filings with all regulatory agencies relating to any of its Employee Benefit Plans.

                  2.21 Tax Returns, Payments and Elections. The Company and each Subsidiary have timely filed all tax returns and reports as required by law. These returns and reports are complete and correct in all material respects. The Company and each Subsidiary have timely paid all taxes and other assessments due, except those contested by it in good faith which are listed in Schedule
2.21 of the Disclosure Schedule. The provisions for taxes in the Financial Statements are sufficient for all accrued and unpaid taxes as of the dates of the Financial Statements. No deficiencies or assessments for any taxes have been asserted, proposed or assessed against the Company or any Subsidiary by the Internal Revenue Service or any other taxing authority which remain unpaid and neither the Company nor any Subsidiary has received notice of any such deficiency or assessment from any taxing authority. Neither the Company nor any Subsidiary has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a collapsible corporation pursuant to Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on the business, properties, assets, operations or financial condition of the Company and its Subsidiaries.

                  2.22     Environmental Compliance.

                           (a) The Company and each Subsidiary are in compliance
with and have no liability under all applicable federal, state and local environmental laws, regulations and ordinances governing its business, properties or assets with respect to all discharges into the ground and surface water, emissions into the ambient air (including laws relating to noise) and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials, except where such noncompliance would not have a material adverse effect on its business, properties, assets, operations or financial condition.

                           (b) As used herein, "Hazardous Material" means any
hazardous or toxic substance, pollutant or waste which is regulated by any federal, state or local governmental authority; including, but not limited to, hazardous substances as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, hazardous waste as defined under the Resource Conservation and Recovery Act, as amended, air pollutants regulated under the Clean Air Act as amended, pollutants as defined under the Clean Water Act, as amended, any pesticide as defined by the Federal Insecticide, Fungicide, and Rodenticide Act, any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act.

                           (c) To the best of the Company's knowledge, no
release, emission or discharge of any reportable quantities (as set forth in Title 40, Code of Federal Regulations Section 302) of Hazardous Material into the environment (including the soil, groundwater, surface water or waterways, and air) is presently occurring on or from any property owned, leased or operated by the Company or any Subsidiary except pursuant to and in compliance with a federal, state or local permit.

                           (d) To the best of the Company's knowledge, no
reportable quantities (as set forth in Title 40, Code of Federal Regulations
Section 302) of Hazardous Material are located in the soil, groundwater, surface water, or waterways at or under any property owned, leased or operated by the Company or any Subsidiary in quantities or concentrations sufficient to require removal or remediation under the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

                           (e) Neither the Company nor any Subsidiary has ever
been held legally responsible for any release of any Hazardous Material; (I) received notification from any federal, state or other governmental authority of potential liability for any release of Hazardous Material; or (f) been required to pay the costs or expenses incurred for the release of any Hazardous Material.

                           (f) To the best of the Company's knowledge, neither
the Company nor any Subsidiary has shipped any Hazardous Materials in any reportable quantities (as set forth in Title 40, Code of Federal Regulations, Section 302) to any hazardous waste treatment, storage or disposal facility which is listed or proposed for listing on the National Priority List established by the U.S. Environmental Protection Agency under the Comprehensive Environmental Response, Compensation and Liability Act or any similar state Superfund site cleanup list.

                           (g) To the best of the Company's knowledge, no
Hazardous Materials are present in buildings presently leased, owned, or otherwise occupied by the Company or any Subsidiary in amounts or concentrations that could have a material adverse affect upon the business, assets, properties, operations or financial condition of the Company and its Subsidiaries if such Hazardous Materials were required to be removed.

                  2.23 Absence of Certain Commercial Practices. Neither the Company and its Subsidiaries nor, to the best of the Company's knowledge, any officer, director, employee or agent of the Company or the Subsidiaries (or any person acting on behalf of any of the foregoing), has (I) given or agreed to give any gift or similar benefit of more than nominal value on behalf of the Company or any Subsidiary to any official of any governmental authority (domestic or foreign), to induce the recipient or his employer to do business, grant favorable treatment or compromise or forego any claim, (ii) made any significant payment which is illegal under prevailing law (regardless of the jurisdiction in which such payment was made) to promote or retain sales or to help, procure or maintain good relations with suppliers, (iii) engaged in any activity which constitutes a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, (iv) engaged in any practice violating any United States federal law prohibiting compliance with an unsanctioned foreign boycott or (v) failed to perform its obligations in any respect under any contract with, or violated in any material respect any federal law known to the Company in its dealings with, the federal government or any agency or department thereof, including, but not limited to, any law with respect to conspiracy to defraud, false claims, conspiracy to defraud the United States, embezzlement or theft of public money, fraud and false statements, false demands against the United States, mail fraud, wire fraud, RICO, and truth in negotiations, which failure would have a material adverse effect on the business, properties, assets, operations or financial condition of the Company and its Subsidiaries. No such gift or benefit is required in connection with the operations of the Company or the Subsidiaries or their businesses to avoid any fine, penalty, cost, expense or adverse change in the business, assets, properties, operations or financial condition of the Company and its Subsidiaries.

                  2.24 Insurance. The Company and each Subsidiary have in full force and effect insurance of the type and in amounts which are reasonably adequate for their businesses (subject to reasonable deductibles). Schedule 2.25 of the Disclosure Schedule under the title "Insurance" identifies (indicating policy owners, carriers and effective dates) all policies of insurance, including insurance providing benefits for employees, owned, held or maintained by or for the benefit of the Company and the Subsidiaries or under which any of such companies is a named insured on the date hereof. All such policies are in full force and effect and no notice of cancellation or termination has been received with respect to such insurance except as set forth on the Disclosure Schedule under such caption.

                  2.25 Minute Books. No amendment or other document relating to the Restated Certificate of Incorporation of the Company has been filed in the Office of the Secretary of State of Delaware since December 23, 1998 except for the Restated Certificate of Incorporation. No amendment or other document relating to the charter of any Subsidiary has been filed in the offices of the Secretary of State of their respective states of incorporation except as set forth in the Disclosure Schedule under the caption "Subsidiaries." The copies of the Bylaws and corporate minutes of the Company and the Subsidiaries made available to counsel for the Investors on or before the date hereof are true, correct and complete copies of the Bylaws and corporate minutes of the Company and the Subsidiaries.

                  2.26 Real Property. Neither the Company nor any Subsidiary owns any real property.

                  2.27 Employees.

                           (a) Neither the Company nor any Subsidiary is a party
to or bound by any (I) employee collective bargaining agreement, employment agreement, consulting, advisory or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete; (ii) contract or agreement with any officer, director or employee (other than employment agreements disclosed in response to clause (I)); or (iii) benefit plan or bonus, profit sharing, deferred compensation, incentive, stock option or stock purchase, or paid time off for sickness plan, program or arrangement with respect to their employees. Neither the Company nor any Subsidiary is a party to or bound by any severance plan or program or other severance arrangement for their employees. The consummation of the transactions contemplated by this Agreement will not result in any severance liability to any employee of the Company or any of its Subsidiaries.

                           (b) Neither the Company nor any Subsidiary has
engaged in any unfair labor practice, unlawful employment practice or unlawful discriminatory practice in the conduct of its business. The Company and its Subsidiaries have complied in all material respects with all applicable legal requirements relating to prices, wages, hours and collective bargaining and have complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes; and based in part upon the representations of such employees, the Company believes that the Company and its Subsidiaries have withheld all amounts required by law or agreement to be withheld from the wages or salaries of employees and are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. The relations of the Company and its Subsidiaries with their respective employees are satisfactory.

                  2.28 Section 83(b) Elections. To the best of the Company's knowledge, all elections and notices required by Section 83(b) of the Code and any analogous provisions of applicable state tax laws have been timely filed by all individuals who have purchased shares of the Company's Common Stock.

                  2.29 Offering. Subject to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series D Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  2.30 Labor Agreements and Actions. Neither the Company nor any of its Subsidiaries is bound by or subject to (and none or their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's or any of its Subsidiaries' knowledge, has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or the best of the Company's or any of its Subsidiaries' knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any labor organization activity involving its employees. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company or any Subsidiary is terminable at the will of the Company or any Subsidiary as the case may be.

                  2.31 Directors and Officers. As of the date hereof, the Company's directors are Alan Patricof, Esther Dyson, Marc Butlein, Oakleigh Thorne, Paul Sheils, Peter Frishauf and Jeffrey Drezner. The Company's officers are Paul T. Sheils (President and CEO), Peter Frishauf (Chairman, Executive Committee, Founder and Assistant Secretary), Jeffrey L. Drezner, M.D., Ph.D. (Executive Vice President and Assistant Treasurer), Steven Kalin (Vice President, Finance and Corporate Development and Treasurer), Stephen E. Smith (Vice President, Editorial and Secretary), Alex Martin (Vice President, Sales and Marketing), and William Seitz (Vice President, Information Technology).

         3. Representations and Warranties of the Investors. Each Investor, severally as to itself, hereby represents and warrants that:

                  3.1 Authorization. Such Investor has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by such Investor and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series D Preferred Stock and the Class A Common Stock issuable upon conversion of the Series D Preferred Stock (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in contravention of applicable law, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 Disclosure of Information. Such Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Series D Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

                  3.4 Investment Experience. Such Investor is an institutional or individual investor in securities of companies in the development or growth stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Securities.

                  3.5 Accredited Investor. Such Investor is and at the Closing will be an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Investor acknowledges that its investment in the Securities may be an illiquid investment requiring the Investor to bear the economic risk of the investment for an indefinite period and that the Company may never be able to comply with the requirements of Rule 144.

                  3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Agreement (provided and to the extent that such terms are then applicable and provided that any Investor is making such disposition in a transaction other than pursuant to Rule 144 or under an effective registration statement under the Act and in accordance with any applicable state securities laws), and

                           (a) Such Investor shall have notified the Company of
the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and

                           (b) If reasonably requested by the Company, such
Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

                  Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                  3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                           (a) "These securities have not been registered under
the Securities Act of 1933 or any applicable state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Securities Act or an opinion of counsel reasonably satisfactory to the Company that such registration is not required or unless sold pursuant to an exemption to such Securities Act or except as otherwise provided in the Series D Preferred Stock Purchase Agreement dated as of March 5, 1999."

                           (b) "A statement of all the designations,
preferences, rights and qualifications, limitations or restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Company and upon the holders thereof may be obtained by any shareholder upon request and without charge, at the principal office of the Company."

                           (c) "The shares evidenced by this certificate are
subject to the terms and conditions of a certain Stockholders Agreement which includes a voting agreement. Copies of the Stockholders Agreement may be obtained upon written request to the Company's secretary.

                           (d) Any legend required by the securities laws of any
state.

         4.       [Intentionally Deleted]

         5. Conditions of Investor's Obligations at Closing. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                  5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  5.3 Qualifications and Consents. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any third party that are required in connection with the lawful issuance or sale of the Series D Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  5.5 Compliance Certificate. The President of the Company shall deliver to each Investor at such Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2 and 5.3 have been fulfilled and stating that there shall have been no material adverse change in the business, assets, properties, operations or financial condition of the Company and its Subsidiaries since December 31, 1998.

                  5.6 Stockholders Agreement. The Company, the Investors, a majority of the holders of the Series A Preferred Stock, a majority of the holders of the Series B Preferred Stock, a majority of the holders of the Series C Preferred Stock, those other persons designated as Founders therein (collectively, the "Founders"), shall have entered into the Stockholders Agreement in the form attached as Exhibit B hereto and such agreement shall thereby have become effective.

                  5.7 Board Representation. The authorized number of directors of the Board shall be set at nine and a representative of Weston Presidio Capital shall have been elected to the Company's Board of Directors. The Bylaws of the Company shall have been amended to reflect the foregoing.

                  5.8 Non-Compete and Non-Disclosure Agreements. Each of Paul Sheils, Peter Frishauf, Jeffrey Drezner, Steven Kalin and George Lundberg shall have entered into a non-compete agreement in form reasonably acceptable to the Investors. Each of the employees of the Company shall have entered into a non-disclosure, proprietary information, inventions and non-solicitation agreement in form reasonably acceptable to the Investors.

                  5.9 Opinion of Company Counsel. Each Investor shall have received from Patterson, Belknap, Webb & Tyler LLP, counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached hereto as Exhibit C.

         6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing applicable to such Investor of each of the following conditions by that Investor:

                  6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the Closing.

                  6.2 Performance. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, including, without limitation, payment of the purchase price specified in Section 1.1.

                  6.3 Stockholders Agreement. The Investor shall have entered into the Stockholders Agreement in the form attached as Exhibit B hereto.

                  6.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or of any third party that are required in connection with the lawful issuance or sale of the Series D Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         7. Covenants of the Company.

                  7.1 Use of Proceeds. The Company shall use all proceeds received from the Investors for working capital consistent with financial budgets approved from time to time by the Board of Directors of the Company.

                  7.2 Key Man Insurance. The Company shall obtain, within ninety days of the Closing, key man life insurance of $3.0 million on the life of Paul Sheils, with the proceeds of such insurance payable to the Company.

         8.       Miscellaneous.


                  8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  8.2 Benefit of Agreement; Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as otherwise expressly provided in this Agreement.

                  8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to such State's choice of law provisions.

                  8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or telecopy (receipt confirmed, with a copy to be sent by certified or registered mail as set forth herein) to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  8.7 Finder's Fee. Each Investor, severally as to itself, represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor, severally and not jointly, agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

                           Except for the fee described in Schedule 8.7 to
Credit Suisse First Boston Corporation (which fee will be paid by the Company promptly after consummation of this transaction), the Company represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  8.8 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall also pay up to $40,000 of the fees and expenses incurred by the Investors in connection with this Agreement, including the fees and expenses of Brobeck Phleger & Harrison LLP.

                  8.9 Amendments and Waivers. Except as expressly specified herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 66 2/3% of the Class A Common Stock issued or issuable upon conversion of the Series D Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

                  8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  8.11 Integration. This Agreement (including all exhibits and schedules thereto and certificates or other documents delivered in connection with the Closing hereunder), together with the Stockholders Agreement, the Restated Certificate of Incorporation and the Bylaws, embody the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings that shall be binding upon any party to this Agreement, other than those expressly set forth or referred to herein and in the Stockholders Agreement, the Restated Certificate of Incorporation and the Bylaws.

                  8.12 Costs of Enforcement. The reasonable costs and expenses of the prevailing party in enforcement proceedings brought hereunder or under the Stockholders Agreement shall be paid by the non-prevailing parties to such proceedings.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        MEDSCAPE, INC.

                                        /s/ Paul T. Sheils
                                        ------------------------------------
                                        By: Paul T. Sheils
                                        Its: CEO

                                        Address: 134 West 29th Street
                                                 New York, NY 10001-5399


                                        WESTON PRESIDIO CAPITAL II, L.P.
                                        By:      Weston Presidio Capital
                                                  Management II, LP,
                                                 its General Partner

                                                 By: /s/
                                                 ----------------------------

                                        WESTON PRESIDIO CAPITAL III, L.P.
                                        By:      Weston Presidio Capital
                                                  Management III,
                                                 LLC, its General Partner

                                                 By:   /s/
                                                 ---------------------------

                                        WPC ENTREPRENEUR FUND, L.P.
                                        By:      Weston Presidio Capital
                                                   Management III,
                                                 LLC, its General Partner

                                                 By:   /s/
                                                 ----------------------------

CSK VENTURE CAPITAL CO., LTD.                    CSK VENTURE CAPITAL CO., LTD.
AS INVESTMENT MANAGER FOR                        AS INVESTMENT MANAGER FOR

CSK-1(B) INVESTMENT FUND                          CSK-1(A) INVESTMENT FUND


By: /s/ Kinya Nakagome                    By: /s/ Kinya Nakagome
---------------------------------         -----------------------------------
     Name:  Kinya Nakagome                    Name:  Kinya Nakagome
     Title: Managing Director                Title:  Managing Director
Address:  Kenchikukaikan, 7F                Address: Kenchikukaikan, 7F
          5-26-20 Shiba, Minato-ku                   5-26-20 Shiba, Minato-ku
          Tokyo 108-0014 Japan                       Tokyo 108-0014 Japan


CSK VENTURE CAPITAL CO., LTD.
AS INVESTMENT MANAGER FOR
CSK-2 INVESTMENT FUND


By: /s/ Kinya Nakagome
-----------------------------------
    Name:  Kinya Nakagome
    Title: Managing Director
Address:  Kenchikukaikan, 7F
          5-26-20 Shiba, Minato-ku
          Tokyo 108-0014 Japan


                                             HEARST COMMUNICATIONS, INC.



                                             By:  /s/ Kenneth A. Bronfin
                                             --------------------------------
                                                      Kenneth A. Bronfin
                                             Its:     Senior Vice President

                                             Address: 959 8th Avenue
                                                      New York, NY  10019

                                             WORMSER FRERES



                                             By: /s/ Marcel Wormser
                                             -------------------------------
                                                     Marcel Wormser
                                             Its:    Administrateur

                                             Address: Banque D'Escompte
                                                      13 Blvd. Haussmann
                                                      75009 Paris France


MEDIA TECHNOLOGY VENTURES, L.P.

By: /s/ Barry M. Weinman
-----------------------------
     Name:  Barry M. Weinman
     Title: Managing Member of the General Partner



MEDIA TECHNOLOGY VENTURES
ENTREPRENEURS FUND, L.P.


By: /s/ Barry M. Weinman
-----------------------------
     Name: Barry M. Weinman
     Title: Managing Member of the General Partner



                                        APA EXCELSIOR IV, L.P.


                                        By: APA EXCELSIOR IV PARTNERS, L.P.,
                                            its General Partner

                                        By: PATRICOF & CO. MANAGERS, INC.,
                                            its General Partner

                                        By: /s/ Alan J. Patricof
                                        -----------------------------------
                                            Name:  Alan J. Patricof
                                            Title:    Chairman


                                        APA EXCELSIOR IV/OFFSHORE, L.P.

                                        By: PATRICOF & CO. VENTURES, INC.,
                                        -----------------------------------
                                            its Investment Advisor


                                        By: /s/ Alan J. Patricof
                                        -----------------------------------
                                            Name:  Alan J. Patricof
                                            Title:    Chairman


                                        PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                                        By: APA EXCELSIOR IV PARTNERS, L.P.,
                                            its General Partner

                                        By: PATRICOF & CO. MANAGERS, INC.,
                                            its General Partner


                                        By: /s/ Alan J. Patricof
                                        ------------------------------------
                                            Name:  Alan J. Patricof
                                            Title:    Chairman



                                        HIGHLAND CAPITAL PARTNERS IV
                                        LIMITED PARTNERSHIP
                                        By: Highland Management Partners IV LLC,
                                            its General Partner

                                        By:  /s/
                                        ------------------------------------

                                        HIGHLAND ENTREPRENEURS ' FUND IV,

                                        LIMITED PARTNERSHIP
                                        By: Highland Entrepreneurs' Fund IV LLC,
                                            its General Partner

                                        By:  /s/
                                        ---------------------------------------
                                                 Member

                                   SCHEDULE A

                                                                                         DOLLAR
INVESTOR                                           SHARES         CERTIFICATE          INVESTMENT
--------                                           ------         -----------          ----------
Media Technology Ventures, L.P.                      75,568          PD 1              $ 885,656.96
MTV Entrepreneurs Fund, L.P                           9,757          PD 2                114,352.04
CSK Venture Capital Co. Ltd. (CSK-1(A))              28,442          PD 3                333,340.24
CSK Venture Capital Co., Ltd. (CSK-1(B))             28,442          PD 4                333,340.24
CSK Venture Capital Co., Ltd. (CSK-2)                28,441          PD 5                333,328.52
Hearst Communications, Inc.                          85,325          PD 6              1,000,000.00
Wormser Freres                                       51,195          PD 8                600,000.00
Weston Presidio Capital II, L.P.                    255,973          PD 9              3,000,003.56
Weston Presidio Capital III, L.P.                   406,392          PD 10             4,762,914.24
WPC Entrepreneur Fund, L.P.                          20,229          PD 11               237,083.88
Highland Capital Partners IV                        655,290          PD 12             7,679,998.80
Highland Entrepreneurs Fund IV                       27,304          PD 14               320,002.88
APA Excelsior IV, L.P.                               71,365          PD 16               836,391.94
Patricof Private Investment Club, L.P.                1,365          PD 18                15,997.80
APA Excelsior IV/Offshore, L.P.                      12,595          PD 19               147,607.54
                                                     ------                              ----------
Total                                             1,757,683          [PD 7,13,       $20,600,018.64
                                                                     15 & 17
                                                                     VOID]